UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2013

CECO Environmental Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of in corporation)	(Commission File Number)	(IRS Employer Identification No.)

4625 Red Bank Road, Cincinnati, OH	45227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 513-458-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 11, 2013, the Board of Directors of CECO Environmental Corp. (the “Company”) elected Edward J. Prajzner as Vice President of Finance and Chief Accounting Officer (acting as principal accounting officer) and Benton L. Cook as Vice President and Controller, which Controller position Mr. Cook has held since 2008. Each of Mr. Prajzner and Mr. Cook will report directly to the Company’s Chief Financial Officer.

Mr. Prajzner, age 46, served as Corporate Controller and Chief Accounting Officer of Met-Pro Corporation (“Met-Pro”) from June 6, 2012 until its acquisition by the Company on August 27, 2013. Prior to joining Met-Pro on May 1, 2012, Mr. Prajzner served as Senior Vice President and Corporate Controller of CDI Corporation from November 2010 to March 2012, where he was responsible for financial reporting, corporate accounting, credit and cash management, including U. S. Securities and Exchange Commission filings and Sarbanes-Oxley requirements. From December 2008 to December 2010, he served as the Corporate Controller of American Infrastructure, Inc., where he oversaw financial reporting, corporate accounting and treasury management.

Mr. Prajzner is employed at will by the Company. His base salary is $175,950, which was his salary at Met-Pro at the time of the acquisition. He is eligible to receive a bonus with a target award amount of 20% of base salary, based on performance goals to be determined by the Compensation Committee. Mr. Prajzner will be eligible to participate in other compensation and benefit programs as are generally available to other executives at his level. On August 27, 2013, the Company granted Mr. Prajzner an option to purchase 15,000 shares of Common Stock, vesting over a five year period, under the terms of the Company’s standard stock option agreement. Mr. Prajzner is entitled to a payment of $10,000 on May 1, 2014, under prior terms of an agreement with Met-Pro. The Company has also agreed that Mr. Prajzner will participate in other compensation and benefit programs as are generally available to other executives at his level.

Mr. Cook, age 50, joined CECO in 2004 in the role of Project Manager – Sarbanes-Oxley and has served as CECO’s Controller since 2008. He also served as the Company’s Interim Chief Financial Officer from September 28, 2011 through September 3, 2013. From 2001 to 2004 prior to joining the Company, Mr. Cook served as location Controller for TAC Americas, Inc. a subsidiary of TAC AB, Malmo, Sweden which was purchased in 2003 by Schneider Electric SA. Mr. Cook reported directly to the TAC Chief Financial Officer in Carrollton, Texas. From 1998 to 2001, Mr. Cook served as Corporate Controller for Control Solutions Ltd, LLC, a subsidiary of DQE Energy, Pittsburgh, PA, reporting directly to the Chief Financial Officer. Mr. Cook is a Certified Public Accountant.

A description of Mr. Cook’s compensation arrangement, which has not been modified in connection with the additional appointment, was disclosed in the proxy statement for the Company’s 2013 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 12, 2013, and is incorporated herein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2013	CECO ENVIRONMENTAL CORP.

	By:	/s/ Neal E. Murphy
Neal E. Murphy Chief Financial Officer